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                                                                    EXHIBIT 99.3

   CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the StemCells, Inc. (the "Company") Annual Report on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George Koshy, Controller and Acting Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

      (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


A signed original of this written statement required by Section 906 has been provided to StemCells Inc. and will be retained by StemCells, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  March 28, 2003

/s/ George Koshy
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George Koshy
Controller and Acting Chief Financial Officer


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